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                                                                   Exhibit 99(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to the Registration Statement of 1st Source Monogram Funds on Form N-1A (File No. 33-44964) of our report dated May 14, 1999 on our audits of the financial statements and financial highlights of the 1st Source Monogram Funds, which report is included in the Annual Report to Shareholders for the year ended March 31, 1999, which is incorporated by reference in Post-Effective Amendment No. 58 to the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 58 to the Registration Statement of the 1st Source Monogram Funds on Form N-1A (File No. 33-44964).


PricewaterhouseCoopers

Columbus, Ohio
July 30, 1999